Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
EMCORE Corporation:

We consent to the incorporation by reference in the registration statement Nos. 333‑160368, 333‑37306, 333‑60816, 333‑118076, 333‑132317, 333‑160360, 333‑132318, 333‑159769, 333‑27507, 333‑36445, 333‑118074, 333‑39547, 333‑45827, 333‑171929, 333‑175777 on Form S‑8 of EMCORE Corporation, registration Nos. 333‑160437, 333-183256, and 333-176797 on Form S‑3 of EMCORE Corporation, and registration No. 333‑175776 on Form S‑1 of EMCORE Corporation of our report dated December 10, 2012, with respect to the consolidated balance sheets of EMCORE Corporation as of September 30, 2012 and 2011, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows, for each of the years in the three‑year period ended September 30, 2012, and the effectiveness of internal control over financial reporting as of September 30, 2012, which reports appear in the September 30, 2012 annual report on Form 10‑K of EMCORE Corporation.

/s/KPMG LLP

Albuquerque, New Mexico
December 10, 2012